Ex 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
United American Healthcare Corporation
We have issued our report dated September 8, 2010 accompanying the consolidated financial statements included in the annual report of United American Healthcare Corporation on Form 10-K for the year ended June 30, 2010. We hereby consent to incorporation by reference of said report in the Registration Statement of United American Healthcare Corporation on Form S-8 (File No. 333-75179) effective March 29, 1999 and on Form S-3 (File No. 333-139938) effective January 11, 2007 and amended January 24, 2007.
/s/ UHY LLP
Southfield, Michigan
September 8, 2010